SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.


                               FORM 8-K/A No. 1

                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                      Securities and Exchange Act of 1934


      Date of Report (Date of earliest event reported): October 11, 1995


                             INFODATA SYSTEMS INC.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


    Virginia                        0-10416                   16-0954695
 -----------------------------------------------------------------------------
 (State or other jurisdiction      (Commission               (IRS Employer
      of incorporation)             File Number)             Identification
                                                                 Number)

     12150 Monument Drive
     Suite 400
     Fairfax, Virginia                           22033
 ---------------------------------------       ---------
 (Address of principal executive offices)      (zip code)


Registrant's telephone number, including area code: (703) 934-5202

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, dated October 11, 1995, as set forth in the pages attached hereto:

         Item 7(a) - Financial Statements

         Item 7(b) - Pro Forma Financial Information

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                         INFODATA SYSTEMS INC.



December 26, 1995                               By:/s/HARRY KAPLOWITZ
                                                   -------------------
                                                   Harry Kaplowitz
                                                   President

     The Current Report on form 8-K of Infodata Systems Inc. (the "Registrant"), dated October 11, 1995 and filed on October 27, 1995, reported the purchase by the Registrant of substantially all of the assets and the assumption of certain liabilities of Merex, Inc. ("Merex") in consideration for the issuance of up to 125,000 shares of common stock, par value $.03 per share (the "Common Stock"), of the Registrant, with 100,000 shares of Common Stock being issued to the Merex shareholders at the closing of the acquisition on October 11, 1995 and with the remaining 25,000 shares of Common Stock being held in escrow until the satisfaction by Merex and its shareholders of certain post-closing conditions on or before December 31, 1995. Item 7 of the report stated that the following financial information would be filed not later than 60 days after the date on which the Form 8-K was required to be filed: (i) the financial statements required under Item 7(a) of Form 8-K and Rule 3-05(b) of Regulation S-X and (ii) the pro-forma financial information required under
Item 7(b) of Form 8-K and Article 11 of Regulation S-X. The purpose of this amendment is to file such financial information.

     Set  forth  below  is  a  summary  of  the  preliminary   purchase  price
allocation:

SUMMARY OF PURCAHSE PRICE ALLOCATION


Infodata common shares issued:         105,000 shares        $236,000    (a)
Direct costs of acquisition                                    66,000    (b)
                                                             ---------
Total purchase price                                          302,000


Less fair market value of
  Merex net assets acquired                                    (4,000)   (c)

Less identifiable intangibles:
                   Non-compete covenants                      (25,000)   (d)
                   Software tool kits                         (35,000)   (d)

Add purchase accounting adjustments:
                   Primarily acquired lease close out costs    21,000    (e)
                                                             ---------
Goodwill                                                     $259,000    (f)
                                                             =========

(a) Represents  $3,000 to common stock and $233,000 to
    additional paid in capital.
(b) Primarily  legal  costs and  included  in  accrued
    liabilities on the pro forma balance sheet.
(c) Represent  acquired  assets  reduced by $31,000 to
    reflect   fair  market  value  offset  by  assumed
    liabilities.
(d) Capitalized in other assets on the pro forma balance sheet.
(e) Primarily related to closing of Merex office and included in accured liabitlites on the pro forma balance sheet.
(f) Goodwill will be amortized over a 10 year life.



Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.


          a. Financial Statements of Merex. The following historical financial statements of Merex are attached hereto:

               1.  Balance Sheet, dated September 30, 1995.

               2. Statement of Operations for the Nine Month Period Ended September 30, 1995.

               3.  Notes to Financial Statements.

               4.  Report of Arthur Andersen, L.L.P..

               5.  Balance Sheets, dated March 31, 1995 and December 31, 1994.

               6.  Statement of Income for the Year Ended December 31, 1994.

               7. Statement of Stockholders' Equity for the Year Ended December 31, 1994

               8.  Statement  of Cash  Flows for the Year Ended  December  31,
                   1994.

               9.  Notes to Financial Statements.

          b.  Pro  Forma  Financial  Information.   The  following  pro  forma
          financial information is attached hereto:

               1. Pro Forma Consolidated Balance Sheets, dated September 30, 1995, and notes thereto.

               2. Pro Forma Consolidated Statement of Operations for the Nine Month Period Ended September 30, 1995, and notes thereto.

               3. Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1994, and notes thereto.

                        Merex, Inc.

                        Balance Sheet
                        September 30, 1995

Cash                                          $ 86,237
Accounts receivable-
    Billed accounts receivable                 210,887
    Unbilled accounts receivable               113,159
                                              ---------
         Total accounts receivable             324,046
Other current assets                            19,133
                                              ---------
          Total current assets                 429,416
                                              ---------


Property and equipment:
    Computer equipment                         316,912
    Office equipment                            84,962
    Furniture and fixtures                      18,051
    Leasehold improvements                       3,000
                                              ---------
                                               422,925
    Accumulated depreciation and              (306,292)
amortization
                                              ---------
          Total property and equipment         116,633
                                              ---------

Deposit                                         12,216
                                              ---------
           Total assets                       $558,265
                                              =========




Current liabilities:
   Notes payable, current                     $159,226
   Obligation under capital leases, current     20,054
   Accounts payable                             74,553
   Accrued liabilities                         200,001
   Deferred contract revenue
   Deferred officer salaries                    41,666
                                              ---------
         Total current liabilities             495,500

Obligation under capital leases, net of
  current                                       27,344
                                              ---------

         Total liabilities                     522,844
                                              ---------

Stockholders' equity
    Common stock                                23,056
    Retained earnings                           12,365
                                              ---------
          Total stockholders' equity            35,421
                                              ---------

          Total liabilities and
          stockholders' equity                $558,265
                                              =========

Merex, Inc.

                           Statement of Operations
                          For the nine months ended
                              September 30, 1995


Contract revenues                           $1,826,843

Operating expenses:
     Direct costs                              808,790
     Indirect costs                            710,728
     General and administrative                341,128
                                            -----------
           Total operating expenses          1,860,646
                                            -----------
            Operating loss                     (33,803)

Other expenses:
      Interest expense                          18,686
      Other income                                (590)
                                            -----------
              Total other expense               18,096
                                            -----------
               Net loss                     $  (51,899)
                                            ===========


Notes to Condensed Financial Statements

Note A -- Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accurals) considered necessary for a fair presentation have been included. For further information, refer to the audited financial statements of Merex, Inc. for the year ended December 31. 1994.

                  [MEREX GRAPHIC]
                  Merex, Inc.

                  Balance Sheet
                  As of March 31, 1995, and
                  Financial Statements
                  As of December 31, 1994,
                  Together With Auditors' Report

                   Report of Independent Public Accountants

To the Board of Directors and Stockholders of Merex, Inc.:

We have audited the accompanying balance sheets of Merex, Inc. (a Maryland corporation), as of March 31, 1995, and December 31, 1994, and the related statements of income, stockholders' equity and cash flows for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Merex, Inc., as of March 31, 1995, and December 31, 1994, and the results of its operations and its cash flows for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a net working capital deficiency and has suffered operating losses and has had difficulties meeting cash flow requirements that raise substantial doubt about its ability to continue as a going concern. The Company has entered into an agreement with Infodata Systems, Inc. ("Infodata"), under which Infodata will acquire substantially all of the assets of the Company. However, there can be no assurance that the Company will be able to close under this agreement.

Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

 /s/Arthur Andersen L.L.P.
 ----------------------
 Washington, D.C.,
   June 27, 1995

                                  Merex, Inc.

                                Balance Sheets
                  As of March 31, 1995, and December 31, 1994

                                    Assets

                                                 March 31,        December 31,
                                                  1995               1994
                                                 ---------        ------------
Current assets:
     Cash                                        $   56,716        $   30,716
     Accounts receivable-
         Billed accounts receivable                 348,487           420,744
         Unbilled accounts receivable                90,760            89,426
                                                 ----------        ----------
                  Total accounts receivable         439,247           510,170
     Other current assets                             8,064            21,228
                                                 ----------        ----------
                  Total current assets              504,027           562,114
                                                 ----------        ----------

Property and equipment:
     Computer equipment                             322,160           322,160
     Office equipment                                76,473            60,241
     Furniture and fixtures                          18,051            18,051
     Leasehold improvements                           3,000             3,000
                                                 ----------        ----------
                                                    419,684           403,452
     Accumulated depreciation and amortization     (265,923)         (244,939)
                                                 ----------        ----------
                  Total property and equipment      153,761           158,513
                                                 ----------        ----------

Deposit                                              12,216            10,450
                                                 ----------        ----------
                  Total assets                   $  670,004         $ 731,077
                                                 ==========        ==========

     The accompanying notes are an integral part of these balance sheets.

                                  Merex, Inc.

                                Balance Sheets
                  As of March 31, 1995, and December 31, 1994

                     Liabilities and Stockholders' Equity


                                                 March 31,        December 31,
                                                  1995               1994
                                                 ---------        ------------

Current liabilities:
     Notes payable, current (Note 3)             $170,017          $175,070
     Obligation under capital leases, current      20,471            16,948
     Accounts payable                              69,726            38,854
     Accrued liabilities                          183,129           186,852
     Deferred contract revenue                     25,807           148,857
     Deferred officer salaries                     48,249            48,249
                                                 --------          --------
                  Total current liabilities       517,399           614,830

Obligation under capital leases, net of
  current portion (Note 4)                         36,835            28,927
                                                 --------          --------
                  Total liabilities               554,234           643,757
                                                 --------          --------

Commitments and contingencies (Note 4)

Stockholders' equity (Note 5):
     Common stock, no par value; 1,000 shares
       authorized, 600 shares issued and out-
       standing as of March 31, 1995, and
       December 31, 1994                           23,056            23,056
     Retained earnings                             92,714            64,264
                                                 --------          --------
                  Total stockholders' equity      115,770            87,320
                                                 --------          --------
                  Total liabilities and
                    stockholders' equity         $670,004          $731,077
                                                 ========          ========

     The accompanying notes are an integral part of these balance sheets.

                                  Merex, Inc.

                              Statement of Income
                     For the Year Ended December 31, 1994

Contract revenues                                                $2,173,737

Operating expenses:
     Direct costs                                                   961,170
     Indirect costs                                                 624,056
     General and administrative                                     350,469
                                                                 ----------
                  Total operating expenses                        1,935,695
                                                                 ----------
                  Operating income                                  238,042
                                                                 ----------

Other expenses:
     Interest expense                                                24,327
     Other expense                                                   28,619
                                                                 ----------
                  Total other expense                                52,946
                                                                 ----------
                  Net income                                     $  185,096
                                                                 ==========

   The accompanying notes are an integral part of this financial statement.

                                  Merex, Inc.

                  Statement of Stockholders' Equity (Deficit)
                     For the Year Ended December 31, 1994


                                 Common Stock                      Total
                                ---------------    Retained    Stockholders'
                                Shares   Amount    Earnings   Equity (Deficit)
                                ------  -------    --------   ----------------
Balance, December 31, 1993        500   $ 4,626    $(120,832)    $(116,206)
     Issuance of common stock     100    18,430         -           18,430
     Net income                    -       -         185,096       185,096
                                ------  -------    --------      ---------
Balance, December 31, 1994        600   $23,056    $  64,264     $  87,320
                                ======  =======    =========     =========

   The accompanying notes are an integral part of this financial statement.

                                  Merex, Inc.

                            Statement of Cash Flows
                     For the Year Ended December 31, 1994

Cash flows from operating activities:
     Net income                                                  $ 185,096
     Adjustments to reconcile net income to net cash
       provided by operating activities-
         Depreciation and amortization                              77,823
         Changes in assets and liabilities:
              Increase in accounts receivable                     (278,401)
              Increase in other current assets                      (9,132)
              Decrease in accounts payable                         (72,910)
              Increase in accrued liabilities                       13,639
              Decrease in deferred salaries                        (22,753)
              Increase in deferred contract revenue                148,857
              Decrease in deferred rent                             (6,896)
                                                                 ---------
                  Net cash provided by operating activities         35,323
                                                                 ---------

Cash flows from investing activities-
     Additions to property and equipment                            (6,636)
                                                                 ---------
                  Net cash used in investing activities             (6,636)
                                                                 ---------

Cash flows from financing activities:
     Payments on notes payable                                     (30,173)
     Payments on obligation under capital leases                   (10,326)
     Issuance of common stock                                       18,430
                                                                 ---------
                  Net cash used in financing activities            (22,069)
                                                                 ---------
                  Net increase in cash                               6,618

Cash, beginning of year                                             24,098
                                                                 ---------
Cash, end of year                                                $  30,716
                                                                 =========

Supplemental disclosure of cash flow information-
     Cash paid during the year for interest                      $  25,192
                                                                 =========

The Company acquired certain office equipment valued at $27,785 under capital lease agreements in 1994.

   The accompanying notes are an integral part of this financial statement.

                                  Merex, Inc.

                         Notes to Financial Statements
                As of and For The Year Ended December 31, 1994
                           and As of March 31, 1995

1.   Operations, Liquidity and Risk Factors:

Merex, Inc. (the "Company"), is an information management and technical support consulting company incorporated in Maryland in 1989. The Company provides systems, publications, and administrative support for government agencies and commercial entities.

The Company has a net working capital deficiency and has historically suffered operating losses and difficulties meeting cash flow requirements resulting in deferral of payments due on various current obligations. The Company redefined its market during 1993 and 1994 to diversify its services to the government and to expand its commercial contract base. Management worked to reduce costs and expenses during 1994, and has replaced lost government contract business with sales to commercial entities. For the year ended December 31, 1994, approximately 50 percent of the Company's revenues were from the U.S. government. In May 1995, the Company entered into an agreement with Infodata Systems, Inc. ("Infodata") where by Infodata will acquire substantially all of the assets of the Company, in exchange for shares of Infodata voting common stock. There can be no assurance that the Company will be able to close under this agreement. Or that cash flows from projected contract backlogs or from any alternative financing sources will be available to the Company to pay its operating expenses. In the event that the Company is unable to continue as a going concern, amounts realized upon the liquidation or disposition of its assets may be substantially less than the amounts recorded in the accompanying financial statements.

2.   Summary of Significant Accounting Policies:

Contract Revenues

Contract revenues are derived from fixed price, time and materials, and cost-plus-fixed-fee contracts with agencies of the U.S. Federal government and commercial entities. Revenue for fixed-priced contracts is recognized on the percentage-of-completion basis and is based on the proportion of contact value equal to costs incurred to total estimated costs to be incurred. Revenue for time-and-materials contracts is recognized as services are performed based on contracted labor and material rates. Revenue on cost-plus-fixed-fee contracts is recognized on the basis of direct and indirect costs incurred plus fee earned. Losses on uncompleted contracts are recorded when they become known.

Property and Equipment

Property and equipment are stated at cost. Depreciation on property and equipment is computed on the straight-line method over their estimated useful lives of 5 years. Amortization of equipment under capital leases is recorded on the straight-line basis over the shorter of asset useful life or the lease term.

Income Taxes

The Company elected "S" Corporation status as defined in the Internal Revenue Code. Under the "S" Corporation election, no provision for income taxes is included in the financial statements as income, deductions, gains, losses and credits are reportable on the tax returns of the stockholders.

3.   Notes Payable:

Notes payable consist of the following at March 31, 1995, and December 31, 1994.


                                                 March 31,      December 31,
                                                   1995             1994
                                                 ---------      ------------
Line of credit bearing interest at prime
  (9.0 and 8.5 percent at March 31,1995,
  and December 31, 1994, respectively),
  interest payable monthly, principal
  payable on demand, collateralized by
  present and future accounts receivable,
  guaranteed by principal stockholder            $ 155,322      $ 155,322

10 percent note due in monthly installments of
  $678, including interest, through December
  1995, collateralized by computer equipment         6,782          8,003

Prime plus 2 percent (11.0 and 10.5 percent
  at March 31, 1995, and December 31, 1994,
  respectively) note due in monthly
  installments of $1,313, including interest,
  through April 1995, collateralized by
  computer equipment                                 1,406          5,238

6 percent unsecured note payable past due
  as of July 1994                                    6,507          6,507
                                                 ---------      ---------
                                                   170,017        175,070
  Less-  Current portion                          (170,017)      (175,070)
                                                 ---------      ---------
  Notes payable, net of current portion          $    -         $    -
                                                 =========      =========

4.   Commitments and Contingencies:

Leases

The Company is obligated under a noncancelable operating lease for office space, which expires during 1996. In addition, the Company is obligated under various capital leases for certain equipment. Total rent expense recorded under operating leases for the year ended December 31, 1994, was $128,000. Amortization of the office equipment under the capital leases amounted to approximately $8,000 in 1994. Net book value of equipment held under capital leases totaled approximately $42,400 as of December 31, 1994.

Future minimum lease payments under noncancelable operating and capital lease payments as of December 31, 1994, are as follows.


                                                     Capital       Operating
     Year ending December 31,                        Leases         Leases
     ------------------------                        -------       ---------
         1995                                        $21,825       $125,388
         1996                                         18,864         41,796
         1997                                         14,057           -
                                                     -------       ---------
                  Total minimum lease payments        54,746       $167,184
                                                                   ========
         Less-  Interest                              (8,871)
                                                     --------
                  Principal portion of obligations
                    under capital lease              $45,875
                                                     =======

Future minimum lease payments under noncancelable operating and capital lease payments as of March 31, 1995, are as follows.


                                                     Capital       Operating
     Year ending December 31,                        Leases        Leases
     ------------------------                        -------       ---------
         1995                                        $20,880       $  94,041
         1996                                         25,584          41,796
         1997                                         20,777            -
         1998                                          6,720            -
                                                     --------      ---------
                  Total minimum lease payments        73,961       $ 135,837
                                                                   =========
         Less-  Interest                             (16,655)
                                                     --------
                  Principal portion of obligations
                    under capital lease              $57,306
                                                     ========

Government Contracts

The Company recognizes revenue based upon actual costs incurred to perform contracted services. These costs are subject to audit by the Defense Contract Audit Agency ("DCAA"), and ultimate realization of revenues recognized is contingent upon the outcome of such audits. In the opinion of management, adjustments resulting from the completion of such audits are not expected to have a material impact on the Company's financial position or future results of operations.

5.   Stockholders' Equity:

Sales of the Company's stock are restricted by the provision that the Company and its stockholders will have first right to buy said shares at a price provided for by a formula in a stockholder buy-sell agreement dated May 1, 1990.

Upon stockholder termination of employment, death or disability, the Company will purchase the stockholders' shares at a price equal to the Company's per-share book value as of year-end immediately preceding the purchase. The purchase percentage will be determined based on the number of years the stockholder has been employed by the Corporation as of the date of the event giving rise to the buy-sell obligation.

                    Pro Forma Consolidated Balance Sheets
                              September 30, 1995
                                (in thousands)

                                      Infodata                        Pro Forma  Adjustments
                                    Systems, Inc   Merex, Inc.           Debit       Credit       Consolidated

Assets

Current assets:

   Cash and cash equivalents          $1,939       $ 86                              159 (a)          1,866
   Short term investments                 82                                                             82
   Accounts receivable, net              663        324                                                 987
   Other                                 166         19                                                 185
                                      ------------------                                             -------
Total current assets                   2,850        429                                               3,120


Property and equipment, net              382        117                               31 (b)            468
Goodwill                                                                259 (b)                         259
Software development costs, net          165                                                            165
Other assets                              12         12                  60 (b)       12 (b)             72
                                      ------------------                                             -------
Total assets                          $3,409       $558                                               4,084
                                      ==================                                             =======

Liabilities and shareholders' equity

Current liabilities:

   Current portion of capital lease   $  104       $ 20                                                 124
   Current portion of notes payable                 159                 159 (a)                           -
   Accounts payable                      179         75                                                 254
   Accrued expenses                      549        242                               75 (b)            866
   Deferred revenue                      947                                                            947
   Current portion of deferred            33                                                             33
   Preferred dividend payable             30                                                             30
                                      ------------------                                             -------
Total current liabilities              1,842        496                                               2,254

Capital lease obligations                 74         27                                                 101
Deferred rent                             60                                                             60
                                      ------------------                                             -------
Total liabilities                      1,976        523                                               2,415
                                      ------------------                                             -------


Shareholders' equity

   Preferred stock                       134                                                             134
   Common stock                           18         23                  23 (b)        3 (b)              21
   Additional paid-in capital          7,836                                         233 (b)           8,069
   Treasury stock, at cost                (2)                                                             (2)
   Retained earnings (deficit)        (6,553)        12                  12 (b)                       (6,553)
                                      ------------------                                             -------
Total shareholders' equity              1433         35                                                1,669
                                      ------------------                                             -------
Total liabilities and shareholder's   $3,409       $558                                                4,084
                                      ==================                                             =======


Notes to Pro Forma Balance Sheet

(a) To reflect the payoff of the outstanding Merex line of credit and associated accrued interest.
(b) To reflect the fair market value of the identifiable assets acquired and liabilities assumed with the associated goodwill and elimination of Merex equity.


               Pro Forma Consolidated Statements of Operations
                     Nine months Ended September 30, 1995
                    (in thousands, except per share data)

                                         Infodata                              Pro Forma Adjustments
                                       Systems, Inc        Merex, Inc.           Debit         Credit           Consolidated

Revenues                                 $4,893              $1,827                                                $6,720

Cost of revenues                          3,077               1,520                                                 4,597
                                         -------             -------                                               -------

Gross profit                              1,816                 307                                                 2,123

Operating expenses:

   Research and  development                206                  40                                                   246
   Selling, general and administrative    1,673                 301              19 (a)                             2,006
                                                                                 13 (b)
                                         -------             -------                                               -------
   Total operating expenses               1,879                 341                                                 2,252


Operating income (loss)                     (63)                (34)                                                 (129)


Interest income                              95                                   7 (c)                                88
Interest expense                            (18)                (18)                            11 (c)                (25)
Other income (expense)

                                         -------             -------                                               -------
Income (loss) before income  taxes           14                 (52)                                                  (66)


Provision for  income taxes                   -                   -                                                     -
                                         -------             -------                                               -------

Net income                                  $14                ($52)                                                  (66)
                                         =======             =======                                               =======

Per share data:
Net income                                   14                 (52)                                                  (66)
Preferred stock dividends                   (90)                  -                                                   (90)
                                         -------             -------                                               -------
Loss applicable to common shares            (76)                (52)                                                 (156)
                                         =======             =======                                               =======


Net loss per share                       ($0.12)                                                                   ($0.23)
                                         =======                                                                   =======

Weighted average shares outstanding         606                                                    (d)                685



 Notes to Pro Forma Statements of Operations
 -------------------------------------------------------------------------

(a) Amortization of goodwill over a 10 year life.
(b) Amortization of non-compete covenants and acquired software over 4 and 3 years, respectively.
(c) Reduction of Infodata interest income and Merex interest expense associated with assumed payoff of Merex line of credit.
(d) Increase in weighted average shares outstanding assuming the 105,000 shares issued in the merger were outstanding for the period.



               Pro Forma Consolidated Statements of Operations
                         Year Ended December 31, 1994
                    (in thousands, except per share data)

                                         Infodata                              Pro Forma Adjustments
                                       Systems, Inc        Merex, Inc.           Debit         Credit           Consolidated


Revenues                                 $7,502              $2,173                                                $9,675

Cost of revenues                          4,512               1,585                                                 6,097
                                         -------             -------                                               -------

Gross profit                              2,990                 588                                                 3,578

Operating expenses:

   Research and development                 408                 141                                                   549
   Selling, general and administrative    2,057                 209              26 (a)                             2,310
                                                                                 18 (b)
                                         -------             -------                                               -------
   Total operating expenses               2,465                 350                                                 2,859
                                         -------             -------                                               -------

Operating income                            525                 238                                                   719

Interest income                              46                                   9 (c)                                37
Interest expense                            (42)               (24)                             12 (c)                (54)
Other income (expense)                                         (29)                                                   (29)
                                         -------             -------                                               -------
Income  before income taxes                 529                 185                                                   673

Provision for income taxes                  (11)                  -              (3)(d)                               (14)
                                         -------             -------                                               -------

Net income                               $  518              $  185                                                $  659
                                         =======             =======                                               =======

Per share data:
Net income                               $  518              $  185                                                $  659
Preferred stock dividends                  (120)                  -                                                  (120)
                                         -------             -------                                               -------
Income  applicable to common shares      $  398              $  185                                                $  539
                                         =======             =======                                               =======

Net income per share                     $ 0.63                                                    (e)             $ 0.73
                                         =======                                                                   =======

Weighted average shares outstanding         658                                                    (f)                763



Notes to Pro Forma Statements of Operations


(a) Amortization of goodwill over a 10 year life.
(b) Amortization of non-compete covenants and acquired software over 4 and 3 years, respectively.
(c) Reduction of Infodata interest income and Merex interest expense associated with assumed payoff of Merex line of credit.
(d) Tax effect of pro forma adjustments.
(e) The historical earnings per share calcualtion was performed using the treasury stock method which resulted in an addition to net income of $17,000 in assumed interest income, net of tax.
(f) Increase in weighted average shares outstanding assuming 105,000 shares issued in the merger were outstanding for the period.